Exhibit 99

News Release

ExxonMobil

Exxon Mobil Corporation

5959 Las Colinas Boulevard

Irving, TX 75039-2298

972 444 1107 Telephone

972 444 1138 Facsimile

Contact:

Tom Cirigliano, ExxonMobil

(972) 444-1107

FOR IMMEDIATE RELEASE

MONDAY, AUGUST 30, 2004

HARRY J. LONGWELL TO RETIRE AS EXECUTIVE VICE PRESIDENT

AND DIRECTOR OF EXXON MOBIL CORPORATION

IRVING, TEXAS, August 30 -- Mr. Harry J. Longwell, executive vice president and director of Exxon Mobil Corporation, has announced his intention to retire at year-end 2004 after more than 41 years of service, including more than nine years as a director.  Mr. Longwell, 63, joined the company in August 1963.  A transition of Mr. Longwell's current responsibilities will occur between now and year-end.

It is anticipated that the board of directors of Exxon Mobil Corporation will make the following elections and appointments, to be effective October 1, 2004:

Mr. S. R. (Stuart) McGill, 62, currently president, ExxonMobil Production Company located in Houston, Texas, is expected to be elected a senior vice president of the corporation and will relocate to the company's worldwide headquarters in Irving, Texas.

Mr. M. E. (Morris) Foster, 61, currently president, ExxonMobil Development Company, Houston, Texas, is expected to be appointed president, ExxonMobil Production Company, also located in Houston.  In addition, it is anticipated Mr. Foster will be elected as a vice president of the corporation.

The board of directors of ExxonMobil Development Company (EMDC) is expected to elect Mr. M. W. (Mark) Albers, 47, currently executive assistant to the chairman, Exxon Mobil Corporation, to succeed

Mr. Foster as president of EMDC, effective October 1, 2004.

HARRY J. LONGWELL

Harry J. Longwell is executive vice president of Exxon Mobil Corporation.

Before the merger of Exxon and Mobil in November 1999,

Mr. Longwell was senior vice president, member of the management committee and director of Exxon Corporation.  His primary responsibilities included the corporation's oil, gas, coal and minerals exploration and production activities.

A native of Alexandria, LA, Mr. Longwell graduated from Louisiana State University in 1963 with a petroleum engineering degree and began his career with Exxon as a drilling engineer in Exxon Company, U.S.A.'s production office in New Orleans. After a number of engineering and supervisory assignments in Louisiana, California and Texas, Mr. Longwell was named operations manager in Corpus Christi in 1974. Later that year, he moved to Exxon USA's Western Production Division in Los Angeles as operations manager with responsibility for Exxon's producing interests in Alaska, and in 1977 he became division manager.

Mr. Longwell served as operations manager in the Production Department of Exxon USA in Houston from 1980 to 1983, when he was named vice president for the department with responsibility for the company's U.S. production activities.

In 1986 he moved to London as vice president of Exploration and Production in Europe. He returned to the U.S. later that year as executive assistant to the chairman and the president of Exxon Corporation in New York. Mr. Longwell became vice president of Exploration and Production for Exxon Company, International in Florham Park, New Jersey, in 1987, senior vice president in 1988 and executive vice president in 1990. He was named president of Exxon Company, U.S.A. in 1992. He was elected a senior vice president of the corporation effective January 1, 1995, and was elected a director in October 1995. He was named executive vice president of the corporation in 2001.

Mr. Longwell and his wife Norma have four sons and five grandchildren. He is a member of the Executive Committee of the board of directors of the National Action Council for Minorities in Engineering, and the board of visitors of the University of Texas M.D. Anderson Cancer Center. He is also chairman of the board of the University of Dallas and a member of the Advisory Board of the Dallas Area Habitat for Humanity.  Mr. Longwell is a member of the American Petroleum Institute and the Society of Petroleum Engineers.

STUART R. MCGILL

Stuart R. McGill is president of ExxonMobil Production Company.

A native of Australia, Dr. McGill holds a bachelor's degree and a doctorate in chemical engineering from Sydney University.

Dr. McGill joined Esso Australia Ltd. in 1969 as an engineer in their Production Department and held various engineering assignments in their offices in Melbourne, Longford and Long Island Point, as well as assignments with Exxon Company, USA and Exxon Production Research in Houston, TX.  In 1974, he was appointed corporate planning manager in Esso Australia Ltd., and, in 1977, area production manager.

Dr. McGill returned to the United States in 1978 where he was Operations Division manager in Exxon Company, USA's Southeastern Division in New Orleans, LA.  In 1979, he transferred to Houston as coordinator in the Supply Department of Exxon Company, USA.

In 1980, he became managing director of Esso Production Malaysia Inc. in Kuala Lumpur, Malaysia.  In 1983, he was named director of Esso Australia Ltd. and, in 1985, was appointed chairman and managing director.  In 1988, he returned to the United States as vice president of Exxon Company, International with responsibility for Supply, Transportation and Middle East Producer Relations.  During this assignment, he was appointed to a special eight-month assignment as executive assistant to the chairman and chief executive officer of Exxon Corporation in New York.  In 1991, he transferred to the Benelux where he was appointed chief executive officer of Esso Holding Company Holland Inc. and of Esso B.V.  He returned to the United States in July of 1994 as executive vice president of Exxon Company, International with responsibility for Exxon's oil and gas activities outside the United States and Canada.  In January, 1998, he was named president of Exxon Company, International.  Subsequent to the ExxonMobil merger, he was appointed president of ExxonMobil Gas & Power Marketing Company in December 1999.  He was appointed to his current position in July 2003.

Dr. McGill is a fellow of the Institution of Chemical Engineers and a member of the Society of Petroleum Engineers.  He also serves as a member of the board of directors of the Greater Houston Partnership, the board of directors and the Executive Committee of the United Way of the Texas Gulf Coast, chairman of the board of directors of Target Hunger, and serves on the Governor's Business Council.

MORRIS E. FOSTER

Morris E. Foster is currently the president of ExxonMobil Development Company.

A native of Belton, Texas, Mr. Foster is a mechanical engineering graduate of Texas A&M University.  He joined Exxon in 1965 and served in a number of production engineering and management assignments in California, Louisiana, and Texas.

In 1975, he was named planning coordinator in the Supply Department in Houston and subsequently became executive assistant to the president of Exxon Company, U.S.A.  In 1978, he was named operations manager in the East Texas Production Division in Houston and later held the same position in the Southeastern Production Division in New Orleans.  In 1983, he returned to Houston as the Headquarters Production Department planning manager and became manager of the Southeastern Division in 1985.  In 1987, he transferred to London as production manager for Esso Exploration and Production U.K.  In 1990, he moved to Exxon Company, International in New Jersey as vice president of Production.  In 1992, he was assigned to Kuala Lumpur, Malaysia, as chairman and chief executive, Esso Companies in Malaysia.  While in Malaysia, he received the Paduka Mahkota Awards from the Sultan of Terengganu and the Sultan of Perak.

In January 1995, he returned to Houston and was appointed a senior vice president and a member of the management committee of Exxon Company, U.S.A., with responsibility for the company’s upstream business.  On July 1, 1998, he was appointed president of Exxon Upstream Development Company, and following the merger of Exxon and Mobil in November 1999, was named to his current position as the president of ExxonMobil Development Company.

Mr. Foster is on the Chancellor’s 21st Century Council of Advisors for the Texas A&M University System, a member of the board of directors of the Texas A&M University International Programs and an inductee of the university's Academy of Distinguished Graduates.  He is vice chairman of the board of directors of Houston’s Theatre Under the Stars, on the board of directors of the Houston Music Hall Foundation and chairman of the Spindletop International.  He also serves on the board of trustees of both The Museum of Fine Arts, and Scott & White Medical Institute. In addition, he is a member of the Offshore Energy Center Board.  Mr. Foster is a member of the American Petroleum Institute, the Society of Petroleum Engineers, and the Texas Oil & Gas Association.

MARK W. ALBERS

Effective August 1, 2003, Mark W. Albers became executive assistant to the chairman and president of Exxon Mobil Corporation. Born in Calgary, Alberta, Canada, and raised in Texas, Mr. Albers joined the company in 1979 and holds a bachelor's degree in petroleum engineering from Texas A & M University.

Prior to his current position, he was vice president, Africa, Chad/Nigeria for ExxonMobil Development Company, Houston.  Throughout his career, he has held a variety of managerial positions in operations, production and engineering, including engineering and operations manager for Esso Australia in Melbourne, Alaska interests manager, and production manager for the Western U.S.

Mr. Albers is a member of the Society of Petroleum Engineers, the Institution of Engineers Australia, and serves on the Texas A & M Engineering Advisory Council.